Exhibit 10.4

THE NEW YORK TIMES COMPANY

SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

AMENDMENT

THIS INSTRUMENT made as of the 10th day of June, 2010, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).

W I T N E S S E T H

WHEREAS, the Company maintains The New York Times Company Supplemental Executive Savings Plan, as amended from time to time (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, pursuant to Section 7.2 of the Plan, the Committee is authorized to adopt administrative amendments that do not result in a change of benefits; and

WHEREAS, the Committee desires to amend the Plan, effective April 27, 2010, to reflect the Company’s adoption of The New York Times Company 2010 Incentive Compensation Plan;

NOW, THEREFORE, the Plan is hereby amended, effective April 27, 2010, as follows:

1.	Section 1.8, “Compensation,” is hereby amended by inserting a reference to the 2010 Incentive Compensation Plan as follows:

““Compensation” for any calendar year shall include the Participant’s base salary, annual cash bonuses and sales commissions paid during such year, and shall exclude any other compensation (such as deferred incentive compensation, other than annual cash bonuses, under the Long-Term Incentive Plan, retirement units and performance awards under the Executive Incentive Award Plan, the 1991 Executive Stock Incentive Plan, the 1991 Executive Cash Bonus Plan, the 2010 Incentive Compensation

Plan and any successor plans, and stock options under the 1974 Incentive Stock Option Plan, the Employee Stock Purchase Plan, the 1991 Executive Stock Incentive Plan, the 2010 Incentive Compensation Plan and any successor plans), and any contributions to or benefits under this Plan or any other pension, profit-sharing, stock bonus or other plan of deferred compensation; except that amounts deferred under a non-qualified deferred compensation plan and/or amounts which the Company contributes to a plan on behalf of the Participant pursuant to a salary reduction agreement which are not includible in the Participant’s gross income under sections 125, 402(e)(3), 492(h) or 403(b) of the Code shall be included.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE

By:	/s/ R. Anthony Benten
R. Anthony Benten Chairman

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